                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                              OXY CAPITAL TRUST I
                              -------------------
            (Exact name of registrant as specified in its charter)


             Delaware                                       95-7065346
             --------                                       ----------
      (State of incorporation)              (I.R.S. Employer Identification No.)

      10889 Wilshire Boulevard
       Los Angeles, California                                90024
       -----------------------                                -----
(Address of principal executive offices)                    (Zip Code)

                       OCCIDENTAL PETROLEUM CORPORATION
                       --------------------------------
            (Exact name of registrant as specified in its charter)

             Delaware                                       95-4035997
             --------                                       ----------
      (State of incorporation)              (I.R.S. Employer Identification No.)

      10889 Wilshire Boulevard
       Los Angeles, California                                90024
       -----------------------                                -----
(Address of principal executive offices)                    (Zip Code)


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [_]

     Securities Act registration statement file number to which this form relates: 333-69303.

Securities to be registered pursuant to Section 12(b) of the Act:

                                                  Name of each exchange on which
  Title of each class to be so registered         each class is to be registered
  ---------------------------------------         ------------------------------

 8.16% Trust Originated Preferred Securities       New York Stock Exchange, Inc.
 (and the Guarantee by Occidental Petroleum
      Corporation with respect thereto)

Securities to be registered pursuant to Section 12(g) of the Act:

None
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Item 1.  Description of Registrant's Securities to be Registered.

         The title of the class of securities to be registered hereunder is 8.16% Trust Originated Preferred Securities/SM/ (the "TOPrS/SM/"). The TOPrS were issued by Oxy Capital Trust I and guaranteed by Occidental Petroleum Corporation ("Occidental") to the extent set forth in the Preferred Securities Guarantee Agreement described below. A description of the TOPrS is set forth in the Registration Statement on Form S-3 (File No. 333-69303), filed with the Securities and Exchange Commission (the "Commission") on December 21, 1998, as amended by Pre-Effective Amendment No. 1 thereto filed on January 6, 1999 and declared effective by the Commission on January 8, 1998 (as amended, the "Registration Statement") under the captions "Description of Securities," "Description of Subordinated Debt Securities," "Description of Preferred Securities," "Description of Preferred Securities Guarantees" and "Relationship Among Preferred Securities, Preferred Securities Guarantees and Subordinated Debt Securities Held by Each Trust" and in the Prospectus Supplement relating thereto dated January 13, 1999 filed with the Commission on January 14, 1999 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, under the captions "Description of Securities," "Certain Terms of the Preferred Securities" and "Certain Terms of the Subordinated Notes," which description is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement that includes such description that is subsequently filed by the registrant as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act is hereby incorporated by reference herein.

Item 2.  Exhibits.

         1. Certificate of Trust of Oxy Capital Trust I (incorporated herein by reference to Exhibit 3.1 to the Registration Statement).

         2. Declaration of Trust of Oxy Capital Trust I (incorporated herein by reference to Exhibit 4.1 to the Registration Statement).

         3. Amended and Restated Declaration of Trust of Oxy Capital Trust I (incorporated herein by reference to Exhibit 4.1 to the Form 8-K/A of Occidental filed January 22, 1999 (the "Occidental 8-K/A")).

         4. Form of Preferred Security of Oxy Capital Trust I (incorporated herein by reference to Exhibit 4.7 to the Registration Statement).

         5. Indenture (Subordinated Debt Securities), dated as of January 20, 1999 (incorporated herein by reference to Exhibit 4.2 to the Form 8-K of Occidental filed January 20, 1999 (the "Occidental 8-K")).

         6. Officers' Certificate, dated as of January 20, 1999, pursuant to the Indenture (incorporated herein by reference to Exhibit 4.4 to the Occidental 8-K).

         7. Form of 8.16% Subordinated Deferrable Interest Notes due 2039 (incorporated herein by reference to Exhibit 4.5 to the Occidental 8-K).

         8. Preferred Securities Guarantee Agreement, dated as of January 20, 1999, between The Bank of New York, as Trustee, and Occidental (incorporated herein by reference to Exhibit 4.3 to the Occidental 8-K/A).
-------------
"Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: January 22, 1999          OXY CAPITAL TRUST I



                                By:  /s/ J. R. Havart
                                    _______________________
                                Name:   J. R. Havert
                                Title:  Regular Trustee



                                By:  /s/ A. R. Leach
                                    _______________________
                                Name:   A. R. Leach
                                Title:  Regular Trustee



                                By:  /s/ John R. Zaylor
                                    _______________________
                                Name:   John R. Zaylor
                                Title:  Regular Trustee



                                OCCIDENTAL PETROLEUM CORPORATION



                                By:  /s/ J. R. Havert
                                    _______________________
                                Name:   J. R. Havert
                                Title:  Vice President and Treasurer